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                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-90333) pertaining to the 401(k) Savings and Investment Plan of Pactiv Corporation of our report dated June 8, 2005, with respect to the financial statements and schedule of the Pactiv 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


Ernst & Young LLP
Chicago, Illinois
July 11th, 2005